SECOND
AMENDMENT TO EMPLOYMENT AGREEMENT

NITIN SAHNEY (“Executive”), and OMNICARE INC., a Delaware corporation (the “Company”), hereby agree as follows:

1.	Recitals.

(a)The Company and Executive have entered into an employment agreement, dated October 28, 2010, as amended on February17, 2011 (the “Employment Agreement”);

(b) The Company desires that, in addition to his current position of President, Specialty Care of the Company, the Executive serve as Chief Operating Officer of the Company with responsibility for the Long Term Care and Specialty Care Divisions of the Company; and

(c) The Company and the Executive wish to amend the Employment Agreement as set forth below:

2.Amendments.

(a)The first sentence of Section 1.1 of the Employment Agreement is deleted in its entirety and replaced with the following:

1.1    Effective June 11, 2012, the Company will employ Executive as Chief Operating Officerand President, Specialty Careof the Company for the Term of this Agreement set forth in Section 3.1, reporting to the Chief Executive Officer.

(b)    Effective June 11, 2012, the Base Salary in Section 2.1 of the Employment Agreement of $475,000 shall be replaced with $600,000. All other provisions of Section 2.1 shall remain the same.

(c)A new Section 2.7 is added to the Agreement to read as follows:

2.7COO STOCK AWARD. As soon as practicable following the date hereof, the Company shall grant to Executive, pursuant to the 2004 SIP, an award of restricted stock having a face value of $600,000, vesting and becoming unrestricted in four equal installments with an installment so vesting on each of the first four anniversaries of the date of grant, provided that Executive is employed on such anniversary. Such award shall have such other terms and conditions as apply under annual restricted stock awards granted to senior executives during 2012.

3.General.

Except as specifically amended herein, the Employment Agreement will remain in full force and effect in accordance with its original terms, conditions and provisions.

IN WITNESS WHEREOF, the parties have duly executed this amendatory agreement as of June 11, 2012.

EXECUTIVE	OMNICARE, INC.
/s/ NitinSahney	/s/ Alexander M. Kayne
NitinSahney	Alexander M. Kayne Senior Vice President, General Counsel and Secretary